Exhibit 99.1

News About Refac Optical Group

Contact:	Raymond A. Cardonne
Chief Financial Officer
Tel:	201-585-0600
Fax:	201-585-2020
Web site:	www.refac.com

REFAC OPTICAL GROUP REPORTS FIRST FISCAL QUARTER RESULTS

Company Receives Partner of the Year Award from Macy’s North

Fort Lee, New Jersey (June 19, 2006) - Refac Optical Group (AMEX: REF) today announced results for the first quarter ended April 30, 2006. The Company reported net income for the three months ended April 30, 2006, of $1.5 million, or $0.09 per diluted share, compared with $3.3 million, or $0.20 per diluted share, for the prior year period. Net income from continuing operations was $1.1 million, or $0.07 per diluted share, for the first quarter of fiscal 2006, compared with net income from continuing operations of $3.0 million, or $0.19 per diluted share, for the prior year period.

To provide a better understanding of core retail optical results and trends, the Company also reported adjusted financial results, which are non-GAAP financial measures. Adjusted operating income from continuing operations was $2.4 million for the first quarter of 2006. The adjusted 2006 results exclude merger-related transaction costs of $0.5 million. For the first quarter of 2005, adjusted operating income from continuing operations was $1.8 million. The adjusted 2005 results exclude $1.8 million in non-recurring intellectual property licensing-related and related party consulting income, $0.2 million in non-recurring health services contract settlements, net of expenses, and $0.05 million in asset management search expenses. The $0.6 million improvement is primarily the result of increases in optical related revenues. A reconciliation of non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

Commenting on the first quarter results, J. David Pierson, president and chief executive officer of Refac Optical Group, said, “We are pleased with the year-over-year improvement in our adjusted operating income during our first quarter as a combined company. In early March, we completed our acquisition of U.S. Vision and OptiCare, making us the sixth largest retail optical company in the United States, the second largest independent operator of optical stores in host retailers in terms of store count and the first in terms of the number of brands. We made considerable progress in integrating U.S. Vision and OptiCare and will continue to seek ways to increase efficiencies, reduce costs and improve overall performance.”

Total revenues for the three months ended April 30, 2006, increased to $47.9 million from $46.8 million for the prior year despite a $1.7 million decline in managed vision sales from Cole Managed Vision programs in the current period. The $1.1 million increase in revenues was principally attributable to a $2.6 million increase in retail product sales and a $0.6 million increase in services offset by a $2.1 million decrease in intellectual property licensing-related revenues and other non-recurring income.

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REF Reports First Fiscal Quarter Results

June 19, 2006

On March 6, 2006, the Company completed its acquisitions of U.S. Vision, Inc. and OptiCare Health Systems, Inc., and on May 10, 2006, the Company’s Board of Directors approved a change in the Company’s fiscal year-end from December 31 to January 31. This is the first fiscal quarter in which Refac Optical Group, U.S. Vision and OptiCare are reporting as a combined company. The financial results reported herein include consolidated financial results for all three companies for all periods presented with the quarterly results for the fiscal year ended January 31, 2006, reflecting the prior 2005 fiscal periods for the Company and OptiCare.

Mr. Pierson provided the following update, “During the past year, we have opened 10 new fashion optical stores in three regions of Macy’s department stores, including Marshall Field’s which is converting to Macy’s North and have taken a leadership position in this emerging category. Last month, the department store chain recognized us as its “Partner of the Year” for our work in pioneering the introduction of optical departments on its main fashion floor. In addition to our growth prospects within Macy’s, we are also encouraged by JCPenney’s recent announcement of a major expansion program. Our relationship with JCPenney dates back to 1981, and we are currently operating optical departments in 352 JCPenney stores. We believe that JCPenney’s investment in renovating and adding new stores will provide us with growth opportunities.

“In April, we entered into a definitive agreement to sell OptiCare’s managed vision care business to a subsidiary of Centene Corporation, which we expect to close during the second quarter. We believe that OptiCare’s medically driven full service eye care model gives it an advantage over the traditional eyewear model, and with the sale of its managed vision care division, it will concentrate on increasing its presence in Connecticut where it is already the second largest optical retailer.”

In conclusion, Pierson stated, “Our growth opportunities, coupled with an outstanding management team and staff, make us very excited about the future of Refac Optical Group.”

Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, financial information is presented on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. The adjusted information should not be considered in isolation or viewed as a substitute for or superior to net income or other data prepared in accordance with GAAP as measures of the Company's operating performance or liquidity. In addition, the adjusted information is not necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, a table follows that reconciles non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

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REF Reports First Fiscal Quarter Results

June 19, 2006

About Refac Optical Group

Refac Optical Group, a leader in the retail optical industry and the sixth largest retail optical chain in the United States, operates 533 retail locations in 47 states and Canada, consisting of 509 licensed departments, six freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. Of the 509 licensed departments, 352 are located at J.C. Penney stores, 63 at Sears, 29 at Macy’s and Marshall Field’s department stores, 23 in regional department stores, 29 at The Bay, a division of Hudson’s Bay Company, Canada’s oldest and largest traditional department store retailer and 13 departments at Meijer. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.

Cautionary Statement Regarding Forward-Looking Statements
This News Release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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REF Reports First Fiscal Quarter Results

June 19, 2006

REFAC OPTICAL GROUP UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except share and per share data)
	For the Three Months Ended April 30,
	2006	2005
Net revenues:
Product sales	$42,550	$39,949
Services	5,315	4,680
Licensing related activities	55	1,795
Other	30	390
Total revenues	47,950	46,814
Operating expenses:
Cost of product sales	12,708	12,047
Cost of services	2,002	1,746
Selling, general and administrative	29,192	27,660
Merger expense	547	-
Depreciation and amortization	1,683	1,623
Total operating expenses	46,132	43,076
Operating income	1,818	3,738
Other income (expense):
Dividends and interest income	310	192
Interest expense	(625)	(621)
Income from continuing operations before income taxes and minority interest	1,503	3,309
Minority interest	245	236
Provision for income taxes	113	35
Income from continuing operations	1,145	3,038
Income from discontinued operations, net of taxes and minority interest	364	238
Net income	$1,509	$3,276

Earnings per share:
Basic:
Continuing operations	$0.07	$0.19
Discontinued operations	$0.02	$0.01
Total	$0.09	$0.20
Diluted:
Continuing operations	$0.07	$0.19
Discontinued operations	$0.02	$0.01
Total	$0.09	$0.20
Weighted average shares outstanding:
Basic	17,533,613	16,491,902
Diluted	17,847,642	16,494,818

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REF Reports First Fiscal Quarter Results

June 19, 2006

REFAC OPTICAL GROUP UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share and per share data)
	April 30, 2006	January 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$8,260	$10,129
Accounts receivable, net of allowances for doubtful accounts of $247 and $220 at April 30, 2006 and January 31, 2006, respectively	8,287	10,676
Investments being held to maturity	23,461	24,229
Inventories	20,645	20,205
Prepaid expenses and other current assets	1,039	1,057
Restricted cash and investments being held to maturity	4,223	4,849
Assets held for sale	1,697	2,092
Total current assets	67,612	73,237
Property and equipment, net	33,183	34,544
Licensed optical department agreements	17,107	14,595
Goodwill	6,137	4,746
Other intangibles, net	288	300
Assets held for sale, non-current	8,833	5,384
Other assets	1,299	1,452
Total assets	$134,459	$134,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,184	$8,627
Accrued expenses	6,514	8,958
Accrued salaries and related expenses	2,018	1,783
Customer deposits	3,552	3,358
Deferred revenue	3,353	3,174
Current portion of capital lease obligations	695	724
Current portion of long-term debt	3,586	4,926
Liabilities of held for sale business	3,390	3,991
Other current liabilities	470	940
Total current liabilities	32,762	36,481

Capital lease obligations, net of current portion	1,214	1,372
Long-term debt, net of current portion	2,826	3,378
Revolving line of credit	12,023	14,983
Subordinated vendor debt	9,000	10,000
Other long-term liabilities	330	389
Minority interest	-	3,956
Temporary equity	4,223	4,849
Stockholders’ equity:
Common stock, $.001 par value; 25,000,000 shares authorized; 18,019,997 and 16,572,558 shares issued; 17,856,293 and 16,484,335 shares outstanding at April 30, 2006 and January 31, 2006, respectively	18	16
Additional paid-in capital	97,374	84,892
Treasury stock, at cost; 163,704 and 88,223 shares at April 30, 2006 and January 31, 2006, respectively	(1,365)	(738)
Unearned compensation	-	(89)
Accumulated deficit	(23,638)	(24,923)
Receivable from issuance of common stock	(308)	(308)
Total stockholders’ equity	72,081	58,850
Total liabilities and stockholders’ equity	$134,459	$134,258

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REF Reports First Fiscal Quarter Results

June 19, 2006

REFAC OPTICAL GROUP UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands)
	For the Three Months Ended April 30,
	2006	2005

Cash flows from operating activities:
Net income	$1,509	$3,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,713	1,694
Non-cash stock-based compensation	134	-
Loss on disposal of fixed assets	143	20
Minority interest	277	279
Other	156	109
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	2,370	205
Inventories	(415)	(1,237)
Prepaid expenses and other current assets	(158)	(210)
Accounts payable and accrued expenses	(1,468)	759
Deferred revenue and customer deposits	401	1,361
Assets and liabilities of business held for sale	(91)	34
Other current liabilities	(485)	(398)
Net cash provided by operating activities	4,086	5,892

Cash flows from investing activities:
Proceeds from (purchase of) investments being held to maturity	3,993	(1,207)
Payments received on notes receivable	129	43
Expenditures for property and equipment	(497)	(985)
Investments in acquisitions, net of cash acquired	(20)	(75)
Proceeds from sale of businesses	-	3,580
Net cash provided by investing activities	3,605	1,356

Cash flows from financing activities:
Net payments on revolving line of credit	(2,225)	(9,505)
Principal payments on long-term debt and capital leases	(1,292)	(2,040)
Principal payments on subordinated debt	(1,000)	(75)
Proceeds from issuance of preferred stock	-	4,445
Proceeds from issuance of common stock	-	528
Proceeds from exercise of stock options	16	-
Purchase of treasury stock	(617)	-
Net cash used in financing activities	(5,118)	(6,647)
Net increase in cash and cash equivalents	2,573	601
Cash and cash equivalents at beginning of period	7,371	4,747
Cash and cash equivalents included in assets held for sale	(1,684)	(1,436)
Cash and cash equivalents at end of period	$8,260	$3,912

Supplemental disclosure of non cash transaction
Issuance of common stock in exchange for minority interest	$11,804	$-

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REF Reports First Fiscal Quarter Results

June 19, 2006

REFAC OPTICAL GROUP RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Amounts in thousands) (Unaudited)
	For the Three Months Ended April 30,
	2006	2005
Operating income - GAAP basis	1,818	$3,738

Adjustments:
Merger transaction expenses	547	-
Non-recurring intellectual property licensing-related revenues	-	(1,739)
Non-recurring health services settlement revenues, net of expenses	-	(243)
Non-recurring related party consulting services	-	(44)
Asset management search expenses	-	52
Adjusted operating income	$2,365	$1,764

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